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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No.        )

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RadiSys

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be Held May 16, 2006
PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS
COMPENSATION AND DEVELOPMENT COMMITTEE
STOCK PRICE PERFORMANCE GRAPH
PROPOSAL 2: RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF MATERIALS
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
DISCRETIONARY AUTHORITY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 16, 2006

To the Shareholders of RadiSys Corporation:
      The Annual Meeting of Shareholders of RadiSys Corporation, an Oregon corporation (the “Company”), will be held at the Company’s headquarters, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, on May 16, 2006 at 8:30 a.m. for the following purposes:

1. To elect eight directors, each to serve until the next Annual Meeting of Shareholders or until a successor has been elected and qualified;

2. To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent auditors; and

3. To transact any other business as may properly come before the meeting or any adjournment thereof.
      Only shareholders of record at the close of business on March 21, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
      Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the Annual Meeting.
      A list of shareholders will be available for inspection by the shareholders commencing April 6, 2006 at the corporate headquarters of the Company, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

By Order of the Board of Directors,

Julia A. Harper
Corporate Secretary
April 6, 2006
Hillsboro, Oregon
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR STOCK WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

RADISYS CORPORATION

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXY
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RadiSys Corporation, an Oregon corporation (the “Company”), to be voted at the Annual Meeting of Shareholders to be held at the Company’s headquarters, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, on May 16, 2006 at 8:30 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting. All proxies in the enclosed form that are properly executed and received by the Company before or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments in accordance with the instructions on the proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Corporate Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Corporate Secretary of the Company before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to RadiSys Corporation, 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary at or before the taking of the vote at the Annual Meeting.
      The mailing address of the principal executive offices of the Company is 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124. This Proxy Statement and the accompanying Notice of Annual Meeting and the Proxy Card are being mailed to the shareholders on or about April 6, 2006.
      The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse these parties for their reasonable and customary charges or expenses in this connection. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally or by written communication, telephone, facsimile or other means. The Company has retained Mellon Investor Solutions LLC to aid in the solicitation of proxies for a fee of approximately $7,000, plus reasonable costs and expenses.
      Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but have no effect on the determination of whether a plurality exists with respect to a given nominee. Each other proposal requires the approval of a majority of the votes cast on the proposal, provided a quorum is present. Abstentions will count as votes cast on the proposal, but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be considered to have voted on the proposal. The proxies will be voted for or against the proposals or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for each of the proposals.
      The record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting is March 21, 2006. At the close of business on March 21, 2006, 20,885,314 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting. The Company reserves the right to decide, in its discretion, to withdraw any of the proposals from the agenda of the Annual Meeting prior to any vote thereon.

      The Company will provide to any person whose proxy is solicited by this Proxy Statement, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. A written request should be submitted to 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: VP of Finance.
PROPOSAL 1:
ELECTION OF DIRECTORS
      The Board of Directors of the Company currently consists of eight members. The directors are elected at the Annual Meeting of Shareholders to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: C. Scott Gibson, Scott C. Grout, Ken J. Bradley, Richard J. Faubert, Dr. William W. Lattin, Kevin C. Melia, Carl W. Neun, and Lorene K. Steffes. The Board has determined that each of C. Scott Gibson, Ken J. Bradley, Richard J. Faubert, Dr. William W. Lattin, Kevin C. Melia, Carl W. Neun, and Lorene K. Steffes are “independent directors” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and, therefore, that a majority of our Board of Directors is currently independent as so defined.
      If no instructions are given, proxies will be voted for the election of the eight nominees named below. All of the nominees are now directors of the Company. The Company is not aware that any nominee is or will be unable to stand for reelection. If any nominee is not available as a candidate for director, the number of directors constituting the Board of Directors may be reduced before the Annual Meeting or the proxies may be voted for any other candidate or candidates that are nominated by the Board of Directors, in accordance with the authority conferred in the proxy.
      Set forth in the table below is the name, age and position with the Company of each of the nominees for director of the Company. Additional information about each of the nominees is provided below the table and in “Security Ownership of Certain Beneficial Owners and Management.” There are no family relationships among the directors and executive officers of the Company.

Name	Age	Position with the Company

C. Scott Gibson	53	Chairman of the Board
Scott C. Grout	43	Director, President and Chief Executive Officer
Ken J. Bradley	58	Director
Richard J. Faubert	58	Director
Dr. William W. Lattin	65	Director
Kevin C. Melia	58	Director
Carl W. Neun	62	Director
Lorene K. Steffes	60	Director
      C. Scott Gibson has served as a Director since June 1993 and as Chairman of the Board since October 2002. From January 1983 through February 1992, Mr. Gibson co-founded and served as President of Sequent Computer Systems, Inc., a computer systems company. Before co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel. Since March 1992, Mr. Gibson has been a director and consultant to high technology companies. Mr. Gibson serves on the boards of several other companies, including Triquint Semiconductor, Inc., Pixelworks, Inc., NW Natural, Electroglas, Inc., Oregon Health and Science University, the Oregon Community Foundation, and the Franklin W. Olin College of Engineering. Mr. Gibson holds a B.S.E.E. and a M.B.A. from the University of Illinois.
      Scott C. Grout has served as the Company’s President, Chief Executive Officer and a Director since October 2002. From May 1998 to October 2002, Mr. Grout was President and Chief Executive Officer of Chorum Technologies, Inc., a privately held provider of fiber optic products based in Richardson, Texas. Prior to joining Chorum, Mr. Grout held various positions at Lucent Technologies, a telecommunications network vendor, including as the Vice President of the Optical Networking Group and a Director of the Access and Optical Networking Group, from June 1984 to May 1998. Mr. Grout received a B.S. in Engineering from the University of Wisconsin at Madison and a M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology.
      Ken J. Bradley has served as a Director since October 2003. Since February 2005, Mr. Bradley has been President of Lytica Inc., a company specializing in supply chain management and product lifecycle planning. He is also President and Director of a Management Consulting firm. From January 2003 through January 2005, Mr. Bradley was the Chief Executive Officer of CoreSim, Inc., a company specializing in advanced systems design analysis. Prior to CoreSim, Inc. Mr. Bradley was with Nortel Networks from 1972 to 2002, most recently as Nortel’s Chief Procurement Officer. During his 30-year career at Nortel, Mr. Bradley held several national and international executive positions in supply management, operations management and technology development including Vice President, Supplier Strategy; Senior Managing Director, Guangdong Nortel Communications Joint Venture in China; and Vice President, China Joint Venture Program. Mr. Bradley also serves on the Board of Directors of SynQor, Inc. Mr. Bradley is a degreed electrical engineer and a member of the Professional Engineers of Ontario.
      Richard J. Faubert has served as a Director since June 1993. Since September 2003, Mr. Faubert has served as President, Chief Executive Officer, and Director of Amberwave Systems, Inc., a semiconductor technology company in New Hampshire. From January to September 2003, Mr. Faubert served as Executive Vice President of Novellus Systems, Inc. Chemical Mechanical Planarization Business Unit. From 1998 through 2002, Mr. Faubert was President, Chief Executive Officer and Director of SpeedFam-IPEC, Inc., a semiconductor capital equipment manufacturing company that was purchased in December 2002 by Novellus Systems Inc. From 1992 through 1998, Mr. Faubert was employed by Tektronix, a test, measurement and monitoring technology company, first as General Manager of its Instruments Business Unit and then as Vice President and General Manager of the Television and Communications Business Unit, Measurement Business Division. From 1986 through 1992, Mr. Faubert served as Vice President of Product Development of GenRad, Inc. Mr. Faubert serves on the North American Board of Semiconductor Equipment and Materials International and the Board of Electro Scientific Industries, Inc. in Portland, Oregon. Mr. Faubert holds a B.S.E.E. from Northeastern University.
      Dr. William W. Lattin has served as a Director since November 2002. In October 1999, Dr. Lattin retired from Synopsys, Inc., a supplier of electronic design automation software, where he had been an Executive Vice President since October 1994. Prior to joining Synopsys, Dr. Lattin served as President and Chief Executive Officer of Logic Modeling Corp. from 1986 through 1994. From 1975 to 1986, Dr. Lattin held various engineering and management positions with Intel Corporation. Dr. Lattin also serves on the Board of Directors of Merix Corporation, Easy Street Online Services, Inc., FEI Corp., ADEXA Inc., Corrent Corp. and Tripwire Inc. Dr. Lattin previously served on the Company’s Board of Directors from 1988 to 1999. Dr. Lattin holds a Ph.D. in electrical engineering from Arizona State University and a M.S.E.E. and a B.S.E.E. from the University of California-Berkeley.
      Kevin C. Melia has served as a director since July 2003. Since February 2003, Mr. Melia has been Non-Executive Chairman of the Board of Lightbridge Inc., a global enabler of mobile and online business solutions and IONA Technologies PLC, a leading middleware software company. He was the Co-Founder and Chief Executive Officer of Manufacturers’ Services Ltd. (“MSL”) from June 1994 to January 2003. MSL, a leading company in the Electronics Manufacturing Services Industry, was acquired by Celestica, Inc. in 2004. Mr. Melia also served as Chairman of the Board of MSL from June 1994 to January 2004. Prior to establishing MSL, he held a number of senior executive positions over a five-year period at Sun Microsystems, initially as their Executive Vice President of Operations, then as President of Sun Microsystems Computer Company, a Sun Microsystems subsidiary, and finally as Chief Financial Officer of Sun Microsystems Corporation. Mr. Melia also held a number of senior executive positions in operations and finance over a sixteen-year career at Digital Equipment Corporation. Mr. Melia serves as Non-Executive Chairman of the Board of Directors of Manugistics Group Inc., a supply chain software application company and is a member of the Board of Directors and Senior Independent Director (SID) of Eircom PLC, a leading telecom company in Ireland. He is also a joint managing director of Boulder Brook Partners LLC, a private investment company. He is also a past Non-Executive Chairman and member of the Board of Directors of Horizon Technologies, a European systems integration and distribution company. Mr. Melia is a Chartered Accountant and holds a joint diploma in Management Accounting from the Accounting Institutes of the U.K and Ireland.
      Carl W. Neun has served as a Director since June 2000. From March 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix. From January 2000 through January 2002, Mr. Neun served as Chairman of the Board of Directors of WireX Communications, Inc., a server appliance software company. Mr. Neun currently serves as Chairman of the Board of Directors of Oregon Steel Mills, Inc. and is a member of the Board of Directors of Planar Systems, Inc. and Powerwave Technologies, Inc.
      Lorene K. Steffes has served as a Director since January 2005. Since October 2003, she has been an independent business advisor and consultant. Ms. Steffes’ executive, business professional and technical career spans 25 years in the high-tech industries. From July 1999 to October 2003 she was an executive at IBM Corporation where she served as Vice President and General Manager, Global Electronics Industry; was based in Tokyo as Vice President, Asia Pacific marketing and sales of solutions for the Telecommunications, Media & Entertainment and Energy & Utilities industries; and, prior to her assignment in Asia Pacific, was Vice President of software group services for IBM’s middleware products. Ms. Steffes was appointed President and Chief Executive Officer of Transarc Corporation, Inc. in 1997. Prior to this appointment she worked for 15 years in the telecommunications industry at Ameritech and at AT&T Bell Laboratories and AT&T Network Systems. Ms. Steffes is a director on the board of PNC Financial Services Corporation and PNC Bank, NA, a member of the Northern Illinois University College of Liberal Arts and Sciences advisory board and was formerly a trustee on the Carlow College Board in Pittsburgh. She holds a BS in Mathematics and MS in Computer Science from Northern Illinois University.
Board Committees and Meetings
      The Board of Directors held five regularly scheduled board meetings during the fiscal year ended December 31, 2005 and had three telephonic special board meetings in connection with the evaluation of a possible acquisition. Each director attended at least 75 percent of the aggregate of the regularly scheduled meetings of the Board of Directors and the committees of which he or she was a member. One director, Mr. Neun, was unable to participate in two of the telephonic special board meetings. The Company encourages, but does not require, its board members to attend the annual shareholders meeting. Last year, all of the Company’s directors attended the annual shareholders meeting.
      Independent directors meet on a regularly scheduled basis in executive session without the Chief Executive Officer or other members of the Company’s management. The Chairman of the Board presides at these meetings.
      The Company maintains an Audit Committee consisting of C. Scott Gibson, Kevin C. Melia and Carl W. Neun established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. All of the members of the Audit Committee are “independent directors” within the meaning of the National Association of Securities Dealers’ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. In addition, the Board has determined that all three members of the Audit Committee, C. Scott Gibson, Kevin C. Melia and Carl W. Neun, qualify as “audit committee financial experts” as defined by the SEC in Item 401(h) of Regulation S-K promulgated by the SEC and are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. C. Scott Gibson qualifies as an audit committee financial expert by virtue of his service on the Company’s audit committee since 1992, the audit committee of Pixelworks, Inc. since 2002, and past service on the audit committees of Inference Corp. and Integrated Measurement Systems. Additionally, Mr. Gibson received an M.B.A. in Finance from the University of Illinois in 1976 and served as CFO and Senior VP Operations for Sequent Computer Systems from 1983 to 1984. Further, from 1985 to March 1992, the CFO of Sequent Computer Systems reported to Mr. Gibson. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to corporate accounting, the Company’s reporting practices and the quality and integrity of the Company’s financial reports; compliance with law and the maintenance of ethical standards by the Company; and the Company’s maintenance of effective internal controls. The full responsibilities of the Audit Committee are set forth in its charter, a copy of which can be found on the Company’s website at www.radisys.com. The Audit Committee met twelve times in the last fiscal year. For additional information about the Audit Committee, see “Audit Committee Report.”
      The Company maintains a Compensation and Development Committee. In April, 2005, the Board of Directors changed the composition of the Compensation and Development Committee. Prior to the change, C. Scott Gibson and Richard J. Faubert served as members of the Compensation and Development Committee. Effective as of April 26, 2005, the Compensation and Development Committee consists of Dr. William W. Lattin, Ken J. Bradley, C. Scott Gibson and Lorene K. Steffes, all of whom are independent directors within the meaning of the National Association of Securities Dealers’ listing standards. None of the members of the Compensation and Development Committee are current or former officers or employees of the Company. The Compensation and Development Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s compensation policies and benefit plans, particularly policies relating to executive compensation and performance. The Compensation and Development Committee also establishes executive compensation levels and makes grants to corporate officers under the Company’s 1995 Stock Incentive Plan. The full responsibilities of the Compensation and Development Committee are set forth in its charter, a copy of which is posted on the Company’s website at www.radisys.com. The Compensation and Development Committee met six times in the last fiscal year. For additional information about the Compensation and Development Committee, see “Compensation and Development Committee Report on Executive Compensation.”
      The Company maintains a Nominating and Governance Committee. In April, 2005, the Board of Directors changed the composition of the Nominating and Governance Committee. Prior to the change, the Nominating and Governance Committee consisted of Richard J. Faubert, Dr. William W. Lattin, and Kevin C. Melia. As of April 26, 2005, the members of the Nominating and Governance Committee are Richard J. Faubert, Kevin C. Melia and Lorene K. Steffes, all of whom are independent directors within the meaning of the National Association of Securities Dealers’ listing standards. The Nominating and Governance Committee met eight times in the last fiscal year. The Nominating and Governance Committee recommends for the Board’s selection the individuals qualified to serve on the Company’s Board of Directors (consistent with criteria that the Board has approved) for election by shareholders at each annual meeting of shareholders to fill vacancies on the Board of Directors; develops, recommends to the Board, and assesses corporate governance policies for the Company; and oversees the evaluation of the Board. The full responsibilities of the Nominating and Governance Committee are set forth in its charter, a copy of which is posted on the Company’s website at www.radisys.com. The Board considers the recommendations of the Nominating and Governance Committee with respect to the nominations of directors to the Board, but otherwise retains authority over the identification of such nominees. Board candidates are considered based upon various criteria, such as ethics, business and professional activities, available time to carry out Board duties, social, political and economic awareness, health, conflicts of interest, service on other boards and commitment to overall performance of the Company. The Nominating and Governance Committee will make an effort to maintain representation on the Board directors who have substantial and direct experience in areas of importance to the Company.
      The Nominating and Governance Committee will consider nominees recommended by shareholders of the Company holding no less than 10,000 shares of the Company common stock continuously for at least 12 months prior to the date of the submission of the recommendation. A shareholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to RadiSys Corporation, Attention: Corporate Secretary, 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the recommending person’s ownership of the Company’s common stock. In addition, the recommendation shall also contain a statement from the recommending shareholder in support of the candidate; professional references, particularly within the context of the those relevant to board membership, including issues of character, judgment, diversity, age, indepen-

dence, expertise, corporate experience, length of service, other commitments and the like; personal references; and a written indication by the candidate of her/his willingness to serve, if elected.
Corporate Governance
      RadiSys has implemented corporate governance policies that are designed to strengthen the accountability of the Board of Directors and management team, thereby aimed to achieve long-term shareholder value.
      The Board has adopted a Code of Ethics applicable to each director, officer, employee and agent of the Company including the Company’s Chief Financial Officer, Vice President of Finance, or persons performing similar functions. The Company’s Code of Ethics is available on the Company’s website at www.radisys.com.
      In addition, the Board has implemented a process whereby shareholders may send communications directly to the Board’s attention. Any shareholder desiring to communicate with the Board, or one or more specific members thereof, should communicate in writing addressed to the Corporate Secretary of the Company. The Corporate Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressees thereof. Communications to the Board should be sent to 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary.
Director Compensation
      Each non-employee director of the Company, other than the Chairman of the Board, receives an annual cash retainer of $25,000 for serving on the Board of Directors. The Chairman of the Board receives an annual cash retainer of $57,000. For serving on the Compensation and Development Committee or the Nominating and Governance Committee of the Board of Directors, other than as Chairman, each director receives additional annual cash compensation equal to $4,000 per committee. We determined in 2005 that the option grant amounts we have been providing to our directors were not competitive according to benchmark data. In lieu of providing additional grants in 2005, we awarded each director a one-time bonus of $5,000. For fiscal year 2005, each director serving on the Audit Committee, other than as Chairman, received additional cash compensation equal to $4,000. Effective January 1, 2006, for serving on the Audit Committee of the Board of Directors, other than as Chairman, each director receives additional annual cash compensation equal to $6,000. The additional cash compensation paid to the Chairman of the Audit Committee is $9,000. The Chairman of the Compensation and Development Committee and the Chairman of the Nominating and Governance Committee each receive additional cash compensation of $7,000. Directors are also reimbursed for reasonable expenses incurred in attending meetings. Pursuant to the terms of the 1995 Stock Incentive Plan, each individual who becomes a non-employee director of the Company after August 7, 1995 is automatically granted, on the date the individual joins the Board of Directors, an initial non-statutory stock option to purchase 15,000 shares of the Company’s common stock. An individual who becomes the Chairman of the Board receives an initial non-statutory stock option to purchase 30,000 shares of the Company’s common stock. If the non-employee director’s employer prohibits the non-employee director from receiving such a grant, no such grant is made until the time, if ever, when the employer restrictions are removed. In addition, each non-employee director of the Company was automatically granted an annual non-statutory stock option to purchase 5,000 shares of the Company’s common stock, beginning in the calendar year following the year in which the non-employee director was granted the initial non-statutory stock option to purchase 15,000 shares of the Company’s common stock. The exercise price of options automatically granted to non-employee directors is the fair market value of the Company’s common stock on the date of grant, the term of each option is ten years and each option is exercisable in full on the date one year following the grant of the option. Non-employee directors are expected to acquire and hold a minimum of 5,000 shares or $100,000 worth of the Company’s common stock, whichever is the lesser value, and that minimum amount is expected to be reached within three to five years of becoming a director. Directors who are employees of the Company receive no separate compensation as directors.

Recommendation by the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information regarding the beneficial ownership of the common stock of the Company as of March 21, 2006 (or such other date as otherwise indicated in the footnotes below) by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each of the Company’s directors and nominees for director, (iii) each individual named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

	Shares	Percentage of
	Beneficially	Common
Name	Owned	Stock(1)

Ken J. Bradley(2)	28,000	*
Richard J. Faubert(2)	62,000	*
C. Scott Gibson(2)(3)	71,841	*
Scott C. Grout(2)	421,884	1.99%
Julia A. Harper(2)	172,883	*
Keith Lambert(2)	150,825	*
Dr. William W. Lattin(2)	80,456	*
Christian A. Lepiane(2)	102,648	*
Kevin C. Melia(2)(4)	28,000	*
Carl W. Neun(2)	35,000	*
Lorene K. Steffes(2)	16,500	*
Brown Capital Management, Inc.(5)	1,780,525	8.53%
1201 N. Calvert Street
Baltimore, MD 21202
Eagle Asset Management, Inc.(5)	1,124,307	5.38%
880 Carillon Parkway
St. Petersburg, FL 33716
Ronald J. Juvonen(5)	2,736,944	13.10%
Downtown Associates, L.L.C.
674 Unionville Road, Suite 105
Kennett Square, PA 19348
The D3 Family Fund, L.P.(6)	1,857,291	8.89%
Nierenberg Investment Management Company
19605 NE 8th Street
Camas, WA 98607
All directors and executive officers as a group (11 persons)(7)	1,170,037	5.36%

*	Less than 1%

(1)	Percentage ownership is calculated based on 20,885,314 shares of the Company’s common stock outstanding on March 21, 2006.

(2)	Includes options to purchase shares of the Company’s common stock exercisable within 60 days after March 21, 2006 as set forth below:

Name

Ken J. Bradley	25,000
Richard J. Faubert	49,000
C. Scott Gibson	50,000
Scott C. Grout	347,775
Julia A. Harper	146,065
Keith Lambert	133,816
Dr. William W. Lattin	30,000
Christian A. Lepiane	89,399
Kevin C. Melia	25,000
Carl W. Neun	30,000
Lorene K. Steffes	15,000

(3)	Includes 3,500 shares of the Company’s common stock held by Mr. Gibson’s spouse.

(4)	Includes 3,000 shares held in an irrevocable trust account to which Mr. Melia disclaims beneficial ownership.

(5)	Based solely on information set forth in Schedule 13G/ A dated December 31, 2005, filed with the Securities and Exchange Commission.

(6)	Based solely on information set forth in Schedule 13D/ A dated October 28, 2005, filed with the Securities and Exchange Commission.

(7)	The total amount includes options to purchase 941,055 shares of the Company’s common stock exercisable within 60 days after March 21, 2006. Also includes 3,500 shares held by members of the families of executive officers and directors.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth information concerning compensation paid or accrued for services to the Company in all capacities for each of the last three fiscal years for

•	the individual who served as Chief Executive Officer during fiscal year 2005; and

•	the other executive officers other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000 and who were serving as executive officers at the end of fiscal year 2005.
      The above individuals are referred to hereafter as the “named executive officers.”

Summary Compensation Table

				Long-Term
				Compensation

				Restricted
		Annual Compensation		Stock	Shares	All Other
	Fiscal			Awards	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	($)(2)(3)	Options (#)	($)(4)

Scott C. Grout	2005	404,551	160,000	607,050	100,000	7,560
Director, President and	2004	392,981	196,795	0	100,000	7,410
Chief Executive Officer	2003	375,000	95,269	0	0	7,008
Julia A. Harper	2005	236,385	66,600	90,750	54,200	7,093
Chief Financial Officer,	2004	218,700	85,748	0	50,000	6,873
Vice President of Finance and	2003	200,000	53,066	0	19,000	6,672
Administration and Corporate Secretary
Christian A. Lepiane	2005	212,077	71,800	127,050	43,200	7,012
Vice President of	2004	205,000	92,650	0	0	6,839
Worldwide Sales	2003	55,192	20,100	0	75,000	51,615	(5)
Keith Lambert	2005	209,381	59,000	127,050	49,200	7,003
Vice President of Operations and	2004	196,975	77,991	0	22,500	6,804
Manufacturing	2003	185,000	49,499	0	34,700	6,512

(1)	Represents amounts earned under the Incentive Compensation Plan. See “Compensation and Development Committee Report on Executive Compensation — Cash Incentive Compensation Plan.”

(2)	The Company does not intend to pay dividends on the restricted stock grants reported in this column.

(3)	Reflects the value of time-based restricted stock shares on the date of award. Each restricted stock grant vests 33% per year on the anniversary date of the grant. None of these awards had vested at fiscal year-end. Unvested time-based restricted stock shares at fiscal year-end were as follows:

	Number of	Value at
	Restricted	Fiscal
Name	Stock Shares	Year-End

Scott C. Grout	35,000	$606,900
Julia A. Harper	5,000	$86,700
Christian A. Lepiane	7,000	$121,380
Keith Lambert	7,000	$121,380

(4)	Amounts in this column for 2005 include premiums paid for group term life insurance and contributions to various Company benefit plans, which are as follows:

			RadiSys
			Corporation
	Group Term	RadiSys Corporation	Deferred
Name	Life Insurance	401(k) Savings Plan	Compensation Plan	Total

Scott C. Grout	$1,260	$6,300	$0	$7,560
Julia A. Harper	793	5,897	403	7,093
Christian A. Lepiane	712	6,300	0	7,012
Keith Lambert	703	6,300	0	7,003

(5)	Includes amount paid by the Company in a relocation package.

Stock Option Grants in Fiscal Year 2005
      The following table sets forth information concerning individual grants of stock options made by the Company in fiscal year 2005 to each of the named executive officers of the Company in the Summary Compensation Table.

					Potential Realizable
					Value at Assumed
	Number of	Percent of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term ($)(4)
	Options	Employees in	Price per	Expiration
Name	Granted(1)	Fiscal Year(2)	Share ($)	Date(3)	5%	10%

Scott C. Grout(5)	50,000	5.58	15.13	2/9/12	307,971	717,704
	50,000	5.58	14.23	5/2/12	289,652	675,012

	100,000	11.16			597,623	1,392,716
Julia A. Harper(5)	54,200	6.05	14.23	5/2/12	313,983	731,713
Christian A. Lepiane(5)	43,200	4.82	14.23	5/2/12	250,259	583,211
Keith Lambert(5)	49,200	5.49	14.23	5/2/12	285,018	664,212

(1)	All option grants were made pursuant to the Company’s 1995 Stock Incentive Plan.

(2)	In 2005, the Company granted to employees options for a total of 543,350 shares of the Company’s common stock under the 1995 Stock Incentive Plan and 352,930 shares of the Company’s common stock under the 2001 Nonstatutory Stock Option Plan and those numbers were used in calculating the percentages set forth in this column.

(3)	Options expire before this date (i) if the optionee’s employment is terminated for any reason (other than death or disability), in which case options vested but unexercised at the date of termination may be exercised at any time before the expiration date of the options or the expiration of three months after the date of termination, whichever is the shorter period, or (ii) if employment terminates because of death or disability, in which case options vested but unexercised at the date of termination may be exercised at any time before the expiration date of the options or the expiration of 12 months after the date of termination, whichever is the shorter period. If employment (or service as a director, as applicable) is terminated by death of the optionee, the options generally may be exercised by persons to whom the optionee’s rights pass by will or the laws of descent or distribution. Remaining vested but unexercised options terminate at the end of the earliest of the above described periods, as applicable.

(4)	In accordance with the rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or “option spreads” that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

(5)	The options granted have a term of seven years. Mr. Grout’s option grant on February 9, 2005 was 30% vested at the time the option grant was made. On March 15, 2005, the options were exercisable for one-third of the total option shares and became exercisable in monthly increments equal to 1/36th of the total option shares, cumulatively, each month thereafter, becoming fully exercisable on March 15, 2007. Mr. Grout’s, Ms. Harper’s, Mr. Lepiane’s, and Mr. Lambert’s option grants made May 2, 2005 were not exercisable for one year after the date of the grant, after which the options were exercisable for one-third of the total option shares and became exercisable in monthly increments equal to 1/36th of the total option shares, cumulatively, each month thereafter, becoming fully exercisable three years after the date of the grant.

Aggregated Option Exercises.
      The following table sets forth information, on an aggregated basis, concerning each exercise of stock options during the fiscal year 2005 by each of the named executive officers of the Company in the Summary Compensation Table and the fiscal year-end value of unexercised options.
Aggregated Option Exercises in Fiscal Year 2005
and Fiscal Year-End Option Values

			Number of		Value of Unexercised
			Securities Underlying		In-the-Money
	Number of		Unexercised Options at		Options at
	Shares		December 31, 2005		December 31, 2005 ($)(1)
	Acquired	Value
Name	on Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Scott C. Grout	40,000	602,487	324,165	70,835	2,706,705	201,545
Julia A. Harper	40,000	303,524	131,972	54,728	454,416	174,001
Christian A. Lepiane	0	0	75,000	43,200	0	134,352
Keith Lambert	9,958	136,428	123,411	49,706	311,718	158,224

(1)	Options are “in-the-money” at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on December 31, 2005 based on the closing sale price of $17.34 per share of the Company’s common stock on that date (as reported on the Nasdaq National Market) and the exercise price of the options, multiplied by the applicable number of shares.
Equity Compensation Plan Information
      The following table summarizes information about the Company’s equity compensation plans as of December 31, 2005. All outstanding awards relate to the Company’s common stock.

	Number of Securities to be		Weighted-Average	Number of Securities
	Issued Upon Exercise of		Exercise Price of	Remaining Available for
	Outstanding Options,		Outstanding Options,	Future Issuance Under
Plan category	Warrants and Rights		Warrants and Rights ($)	Equity Compensation Plans

Equity compensation plans approved by security holders	1,799,149	(1)	$17.10	3,077,061	(2)
Equity compensation plans not approved by security holders	1,577,023		16.15	45,074

Total	3,376,172		$16.66	3,122,135

(1)	Includes 4,888 shares subject to employee stock options assumed in the merger with Texas Micro Inc. with weighted average exercise prices of $11.26.

(2)	Includes 1,577,206 of securities authorized and available for issuance in connection with the RadiSys Corporation 1996 Employee Stock Purchase Plan.
Description of Equity Compensation Plans Not Adopted by Shareholders
2001 Nonqualified Stock Option Plan
      In February 2001, the Company established the 2001 Nonqualified Stock Option Plan, under which 2,250,000 shares of the Company’s common stock were reserved as of December 31, 2005. Grants under the 2001 Nonqualified Stock Option Plan may be awarded to selected employees, who are not executive officers or directors of the Company. The purpose of the 2001 Nonqualified Stock Option Plan is to enable the

Company to attract and retain the services of selected employees of the Company or any parent or subsidiary of the Company. Unless otherwise stipulated in the plan document, the Board of Directors, at their discretion, determines the exercise prices (which may not be less than the fair market value of the Company’s common stock at the date of grant), vesting periods, and the expiration periods, which are a maximum of 10 years from the date of grant.
EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS
      On October 15, 2002, the Company entered into an Executive Change of Control Agreement with Scott C. Grout. If Mr. Grout’s employment with the Company is terminated by the Company (other than for cause, death or disability) within 12 months following a change of control of the Company or within three months preceding a change of control of the Company, Mr. Grout is entitled to receive severance pay in a cash amount equal to 12 months of Mr. Grout’s annual base pay at the rate in effect immediately before the date of termination. Upon such a termination, Mr. Grout would receive 25% of the severance pay upon termination and the remaining 75% would be paid in periodic payments on regular paydays over 12 months so long as during the period of remaining payments Mr. Grout does not serve as or become a director, officer, partner, limited partner, employee, agent, representative, material stockholder, creditor, or consultant of or to, or serve in any other capacity with any business worldwide that shall in any manner (1) engage or prepare to engage in any business which competes directly with the Company or (2) solicit, hire, or otherwise assist in any effort that attempts to employ or otherwise utilize the services of any employee of the Company. Upon such a termination, and in addition to severance pay, Mr. Grout is also entitled to receive a lump sum payment equal to the estimated cost to Mr. Grout of COBRA benefits for a 12 month period, and all stock options granted to Mr. Grout under the Company’s 1995 Stock Incentive Plan or any other equity plan will become immediately exercisable in full. In addition, if Mr. Grout’s employment is terminated without cause, the Company, upon receipt of a release, is required to pay Mr. Grout severance pay in a cash amount equal to 12 months of Mr. Grout’s annual base pay at the rate in effect immediately before the date of termination.
      On October 3, 2001, the Company entered into an Executive Change of Control Agreement with Julia A. Harper providing for severance pay in a cash amount equal to 12 months of Ms. Harper’s annual base pay at the rate in effect immediately before the date of termination. Ms. Harper is entitled to receive the severance pay if her employment with the Company is terminated by the Company (other than for cause, death or disability) within three months before, or within 12 months after, a change in control of the Company. Upon such a termination, and in addition to severance pay, Ms. Harper is also entitled to receive COBRA benefits, and all stock options granted to Ms. Harper under the Company’s 1995 Stock Incentive Plan or any other equity plan will become immediately exercisable in full.
      On March 7, 2005, the Company entered into an Executive Change of Control Agreement with Keith Lambert providing for severance pay in a cash amount equal to six months of Mr. Lambert’s annual base pay at the rate in effect immediately before the date of termination. Mr. Lambert is entitled to receive the severance pay if his employment with the Company is terminated by the Company (other than for cause, death or disability), or a requirement to accept a position greater than 25 miles from his current work location, within three months before, or within 12 months after, a change in control of the Company.
      On February 28, 2006, the Company entered into an Executive Change of Control Agreement with Christian Lepiane providing for severance pay in a cash amount equal to nine months of Mr. Lepiane’s annual base pay at the rate in effect immediately before the date of termination. Mr. Lepiane is entitled to receive the severance pay if his employment with the Company is terminated by the Company (other than for cause, death or disability), or a requirement to accept a position with a title less than Vice President or greater than 25 miles from his current work location, within three months before, or within 12 months after, a change in control of the Company. Upon such a termination, and in addition to severance pay, Mr. Lepiane is also entitled to receive COBRA benefits for nine months.

COMPENSATION AND DEVELOPMENT COMMITTEE
REPORT ON EXECUTIVE COMPENSATION1
      The Compensation and Development Committee of the Board of Directors has furnished the following report on executive compensation:
      The Compensation and Development Committee of the Board of Directors (the “Committee”) is composed of four independent, non-employee directors and, pursuant to authority delegated by the Board, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee is also responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies.
      The Company’s objectives for executive compensation are to:

•	attract and retain key executives important to the long-term success of the Company;

•	reward executives for performance and enhancement of shareholder value; and

•	align the interests of the executive officers with the success of the Company by basing a portion of the compensation upon corporate performance.
Compensation Principles
      To achieve the Company’s executive compensation objectives, the Committee adheres to several principles in structuring the compensation packages for the Chief Executive Officer and the other executive officers of the Company. These are:
      Compensation for performance. A high percentage of total compensation is linked directly to the performance of the Company and the executive’s individual performance in attaining the Company’s objectives and supporting the Company’s mission statement. The Committee believes this structure aligns the executives’ interests with the interests of the Company’s shareholders.
      Competitive compensation. Total compensation levels of the Company’s executive officers are set relative to companies of similar revenue size in the electronics industry. The compensation packages are designed to allow an opportunity to earn at a level above median industry levels when Company performance significantly exceeds business objectives. The compensation packages are designed to reduce bonus pay out when the Company does not meet business objectives. The Company establishes challenging Company performance objectives and metrics. This makes the opportunity to earn higher levels of compensation a significant challenge to the executive officers.
      Executive ownership. A substantial component of executive compensation is equity-based, creating a strong and direct link between compensation and shareholder value and more closely aligning the interests of executive officers and shareholders. The Committee believes that equity-based compensation properly balances the rewards for long-term versus short-term results. The Company has established ownership guidelines for executive officers to further align their interests and objectives with the Company’s shareholders. Under these guidelines, all executive officers are expected to hold either (a) RadiSys stock equal in value to one year’s base salary, using the average stock price over last 12 months to calculate the value or (b) the number of shares of RadiSys stock equal to one year’s base salary divided by $20. Executive officers are expected to be in full compliance with this policy within 3-5 years after joining the Company.
      Management retention. Executive compensation packages are also designed to attract and retain qualified executives with the leadership skills and other key abilities required to meet the Company’s

      1 This Compensation and Development Committee Report, in addition to the section entitled “Audit Committee Report”, and the section entitled “Stock Price Performance Graph” are not “soliciting material,” are not deemed “filed” with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934, regardless of date or any general incorporation language in such filing.

objectives and to enhance shareholder value. To this end, in determining compensation the Committee also takes into account individual experience, job responsibilities, and individual performance.
Components of Executive Compensation Program
      The Company’s executive officer compensation program consists of base salary, annual cash incentive compensation, and long-term incentive compensation in the form of stock options and restricted stock. The Committee annually reviews each component of compensation and total compensation for the executive officers of the Company. The review includes a third party market survey of compensation and changes in compensation for similar positions in comparable companies in the electronics industry. The Committee specifically reviewed data from technology companies with revenues in the range of $100-$199 million. This report will refer to this data in several instances as the market. Four of these technology companies are included in the NASDAQ Computer Manufacturers Index used in the Stock Performance Graph included in this Proxy Statement. Although the Committee does not establish a specific formula or target to determine total compensation, the general objective is to generally pay the executive group at the 50th percentile of market as an average.

Base salary.
      Base salaries for executive officers are set at market-based levels believed by the Committee to be sufficient to attract and retain qualified executive officers. Although the Committee does not establish a specific formula or target to determine base salaries, the general objective is to pay the executive group base salaries between the 25th and 50th percentile of market data as an average. The Committee reviewed the executive compensation survey data described above using the general objective criteria. In addition, the Committee considers the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and demonstrating leadership. Based on the survey data and using their discretionary subjective judgment, the Committee determines the base compensation for each of the executive officers.

Cash Incentive Compensation Plan.
      The Company maintains a Cash Incentive Compensation Plan (the “Cash Incentive Plan”) in which executive officers are eligible for potential cash bonuses. The general objective is to set the bonus targets for the executive group between the 50th and 75th percentile of market data as an average. The Committee reviewed the executive compensation survey data described above to validate the potential target amount of payouts under the Cash Incentive Plan. The actual bonus payouts are calculated quarterly and paid on a semi-annual basis. Each executive is assigned a target bonus amount for the calendar year based on the market information discussed above. The Committee determines the actual bonuses based initially on the Company’s achievement of certain financial objectives that are based on the Company’s annual targeted operating plan approved by the Board of Directors. For 2005, the Committee selected quarterly operating income as the financial objective to determine funding of the bonus pool. Operating income was defined as operating income from the Company’s financial statements without considering restructuring charges and some other non-recurring items. The targeted quarterly operating income as a percentage of revenue and the potential payout of quarterly bonuses for 2005 was as follows:

Percentage
Quarterly Operating Income	Payout

0%	0%
6%	55%
11%	100%
13%	150%
15%	200%
      At the end of each fiscal quarter the operating income percentage is determined and the percentage payout is computed based on an interpolation of table shown above (the “Operating Income Percentage

Payout”). The Operating Income Percentage Payout multiplied by the target bonus for the executive determines the initial calculation of the executive’s quarterly bonus. The Committee then reviews additional information provided by the Company on the individual executive’s performance and the executive teams’ collective performance and may make subjective adjustments to the individual calculated bonuses. However, the Committee’s general objective is to not increase or decrease the aggregate amount of bonuses paid to all of the executive officers as a group except when overall business results merit a payout that is higher or lower than that calculated by the formula.
      The calculated Operating Income Percentage Payout for each fiscal quarter during 2005 was 51%, 54%, 80%, and 25%. For the first six months of 2005, the Committee authorized payment of the incentive bonus to executives at the actual percentage payout based on the formula. For the last six months of 2005, the Committee also approved payment of the incentive bonus with some minor discretionary adjustments.

Long-Term Incentive Plan.
      The Company’s stock option program is intended as a long-term incentive plan for executives, managers and other employees within the Company. The Company’s stock option plans provide for the award of incentive stock options to selected employees and the award of nonqualified stock options, restricted stock, stock appreciation rights, bonus rights and other incentive grants to selected employees, independent contractors and consultants. The Committee is in the process of reviewing its long-term incentive plan for executives and other employees in light of the recent decision by the Financial Accounting Standards Board to require the expensing of stock options.
      The Committee reviewed the executive compensation survey data described above to validate the size of the equity grants to executives. Although the Committee does not establish a specific formula or target to determine the grants of stock options, the general objective is to grant options to the executive group between the 50th and 75th percentile of market as an average. The Committee asks for management recommendations in evaluating the size of a grant, if any, for each executive based on the individual’s ability to improve Company performance, the executive’s past performance, and expectations of the executive’s future contributions. The Committee believes option grants provide an effective incentive for management to create shareholder value over the long term because the full benefit of the compensation package cannot be realized unless the Company’s common stock price appreciates over a number of years.
      Options to purchase a total of 246,600 shares of the Company’s common stock were granted to executive officers in 2005 with an exercise price equal to the market price of the underlying common stock on date of grant. Restricted stock grants for a total of 54,000 shares were granted to executive officers in 2005. No performance-based options were granted either to the Chief Executive Officer or other executive officers in 2005. Except for a special grant of stock options to Mr. Grout, options granted to executive officers in 2005 are not exercisable for one year after the grant, after which the options are exercisable for one-third of the total option shares, and become exercisable in monthly increments equal to 1/36th of the total option shares, cumulatively, each month thereafter, becoming fully exercisable three years after the date of grant. The options terminate on the seventh anniversary of the grant date. Mr. Grout received a stock option grant for 50,000 shares on February 9, 2005 which was 30% vested on the date of grant and became exercisable in monthly increments equal to 1/36th of the total option shares, cumulatively, each month thereafter, becoming fully exercisable on March 15, 2007. Restricted stock granted to executive officers in 2005 is vested and becomes unrestricted for one-third of the total grant each year beginning on the first anniversary of the grant date.
Deductibility of Compensation
      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to the Company’s Chief Executive Officer and four highest compensated officers (other than the Chief Executive Officer) in any year. The levels of salary and annual cash incentive bonus generally paid by the Company to its executive officers do not exceed this limit. In addition, Section 162(m) specifically exempts certain performance-based compensation from the deduction limit. The stock options granted to executive officers under the Company’s 1995 Stock Incentive Plan Compensation Committee are considered performance based for purposes of Section 162(m) and are therefore not subject to the $1,000,000 limitation. The Committee’s intent is to design compensation that will be deductible without limitation, where doing so will further the purposes of the Company’s executive compensation program. The Committee will, however, take into consideration the various other factors described in this report, together with Section 162(m) considerations, in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation that is not fully tax-deductible.
Chief Executive Officer Compensation
      The Committee determined the compensation for the Chief Executive Officer for 2005 consistent with the executive compensation principles and components described above. The Committee set Mr. Grout’s annual base salary of $406,000 for 2005 to be competitive with the median base salary paid to Chief Executive Officers of comparable companies in the electronics industry. The base salary was determined by the Committee to be at approximately the 60th percentile of the target market and together with the target incentive bonus discussed below, his total cash compensation was approximately at the 50th percentile of the target market.
      Mr. Grout’s target incentive bonus for 2005 was $297,000, which was determined by the Committee to be at approximately the 45th percentile of the target market. He actually received an incentive bonus in total of $160,000 for 2005 in accordance with the Company’s Incentive Compensation Plan. Of this amount, $14,976 was discretionary based on the subjective assessment and decision of the Committee.
      The Committee also awarded Mr. Grout stock options to acquire 50,000 shares of the Company’s common stock on February 9, 2005 as previously described above and an additional award of 50,000 shares on May 2, 2005. The committee also awarded Mr. Grout restricted stock in total of 35,000 shares. The Committee based these awards on the market survey information and their subjective judgment of Mr. Grout’s performance.
Our Process
      The Committee meets in a separate session each time the Board holds its regularly scheduled Board meetings. In addition, the Committee meets by telephone to the extent necessary to supplement its regularly scheduled meetings. In 2005, the Committee met four times in person and two times by telephone. At the first meeting in January 2005, the Committee approved executive officer incentive bonus payout for the last six months of 2004. At their telephonic meeting in February 2005, the Committee approved executive officer base compensation, the annual cash incentive compensation plan and stock option grants for 2005. In subsequent meetings in April, July, and October 2005, the Committee continued to discuss changes to our long-term incentive compensation strategy based on market data. At the meeting in July, the Committee also reviewed and approved the annual cash incentive compensation for the first six months of 2005. At their telephonic meeting in September, the Committee discussed CEO compensation. The annual cash incentive compensation for the last six months of 2005 was considered at the Committee meeting in January 2006. In addition to these compensation issues, the Committee also considered issues relating to succession planning and executive development throughout the year.

      The Committee believes that the key executive team of the Company will receive appropriate rewards under this program of corporate incentives, but only if they achieve the performance goals established for them and the Company and if they succeed in building increased value for the Company’s shareholders.

Ken J. Bradley
C. Scott Gibson
Dr. William W. Lattin, Chairman
Lorene K. Steffes
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors has oversight responsibility relating to the corporate accounting, reporting practices, and the quality and integrity of the Company’s financial reports; compliance with legal and regulatory requirements and the maintenance of ethical standards by the Company; the maintenance by the Company of effective internal controls; and independence and performance of the Company’s independent auditor. The Audit Committee is composed of three non-employee directors and operates under a written charter that it has adopted and approved pursuant to authority delegated to it by the Board. The Audit Committee charter can be accessed at www.radisys.com under Investor Relations/ Corporate Governance. Each Audit Committee member meets the independence requirements of The Nasdaq Stock Market, Inc. and the Board of Directors has determined that each of the members of the Audit Committee meets the NASD regulatory requirements for financial literacy and that each member is an “audit committee financial expert” as defined under SEC rules.
      The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee acts in an oversight capacity, and its responsibility is to monitor and review these processes. In its oversight role the Audit Committee relies, without independent verification, on

•	management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and

•	the report of the Company’s independent auditors, with respect to the Company’s consolidated financial statements.
      In this context, the Audit Committee held twelve meetings in 2005. At each of these meetings, the Audit Committee met with senior members of the Company’s financial management team, the Company’s counsel and the Company’s independent auditors. The Audit Committee held private sessions at each of its meetings with the independent auditors, at which candid discussions of financial management, accounting and internal control issues took place. The Audit Committee reviewed with the independent auditors the overall scope and plans for their audit, the results of audit examinations, evaluations by the auditors of the Company’s internal controls and the quality of the Company’s financial reporting. The Audit Committee also held private sessions at each of its meetings with the Chief Financial Officer at which candid discussions of financial management, accounting and internal control issues took place.
      The Audit Committee reviewed the audited consolidated financial statements for the fiscal year December 31, 2005 with management and its independent auditors, including a discussion of the quality, not simply the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. In addressing the quality of management’s accounting standards, the Audit Committee sought management’s representation that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

      The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). SAS 61 requires the Company’s independent auditors to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s consolidated financial statements, including:

•	their responsibility under generally accepted auditing standards,

•	significant accounting policies,

•	management judgments and estimates,

•	any significant audit adjustments,

•	any disagreements with management, and

•	any difficulties encountered in performing the audit.
      The Audit Committee also discussed with the independent auditors their independence, and the independent auditors provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) to the effect that, in their professional judgment, the independent auditors were independent of the Company within the meaning of the federal securities laws. When considering the independent auditors’ independence, the Audit Committee discussed whether the independent auditors’ provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent auditors for audit and non-audit services.
      Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for fiscal year December 31, 2005 be included in the Company’s Annual Report on Form 10-K. The Audit Committee, pursuant to authority delegated to it by the Board, has appointed KPMG LLP as the Company’s independent auditors for the year ending December 31, 2006.

C. Scott Gibson
Kevin C. Melia
Carl W. Neun, Chairman
Principal Accountant Fees and Services
      On May 11, 2005, the Company informed PricewaterhouseCoopers LLP (“PwC”) that PwC had been dismissed as the Company’s independent registered public accounting firm on May 9, 2005, the date PwC completed its procedures on the Registrant’s unaudited interim financial statements as of and for the quarter ended March 31, 2005 and on the Form 10-Q in which such financial statements were included. The dismissal of PwC on May 9, 2005 was approved by the Audit Committee.
      The reports of PwC on the Company’s consolidated financial statements as of and for the years ended December 31, 2004 and 2003, and PwC’s report on management’s assessment of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.
      During the years ended December 31, 2004 and 2003, and through May 9, 2005 (the “Relevant Period”), there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years. Also, during the Relevant Period, there were no reportable events as described in Item 304(a)(1)(v) (“Reportable Events”) of Regulation S-K issued by the United States Securities and Exchange Commission (the “Commission”).
      PwC furnished the Company with a letter addressed to the Commission stating its agreement with the statements set forth above.
      On May 12, 2005, the Company engaged KPMG LLP (“KPMG”) as its independent registered public accounting firm to audit its financial statements for the year ended December 31, 2005. The engagement of KPMG was approved by the Audit Committee.
      During the Relevant Period, neither the Company nor (to the Company’s knowledge) anyone acting on behalf of the Company consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction (either completed or proposed), (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any Reportable Event.
      The following tables set forth the aggregate fees the Company has been billed for each of the last two fiscal years for services performed by PwC and KPMG:

	Fiscal 2004	Fiscal 2005

KPMG
Fee Category
Audit Fees	$—	$562,100
Audit-Related Fees	—	20,000
Tax Fees	—	—
All Other Fees	61,500	—

Total Fees	$61,500	$582,100

	Fiscal 2004	Fiscal 2005

PWC
Fee Category
Audit Fees	$721,050	$50,313
Audit-Related Fees	76,707	28,329
Tax Fees	123,115	78,935
All Other Fees	—	—

Total Fees	$920,872	$157,577

      Audit Fees: This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q Quarterly Reports, Section 404 internal control audit and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of the audit or the review of interim financial statements.
      Audit-Related Fees: This category consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include statutory audits required by non-U.S. jurisdictions, employee benefit plan audits, accounting consultations concerning financial accounting and reporting standards.
      Tax Fees: This category consists of professional services rendered by PwC and KPMG for international tax compliance and other international tax related services. The services for the fees disclosed under this category primarily consist of international tax return preparation, technical consulting and other international tax related services.
      Other Fees: KPMG provided acquisition due diligence assistance services in 2004, prior to being engaged as the Company’s principal accountants.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
      The Audit Committee pre-approved all of the services described above that were provided during 2004 and 2005 in accordance with the pre-approval requirements of the Sarbanes-Oxley Act. Accordingly, there were no services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable. The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining the principal accountant’s independence. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, all audit and non-audit services to be performed by the independent auditors must be presented to the Audit Committee in writing prior to the commencement of such services. The proposal must include a description and purpose of the services, estimated fees and other terms of the engagement. The Audit Committee may delegate to the Chair of the Audit Committee the authority to grant pre-approvals. Any pre-approvals made by the Chair pursuant to this delegation shall be presented to the full Audit Committee at its next scheduled meeting following such pre-approvals.

STOCK PRICE PERFORMANCE GRAPH
      The following graph sets forth the Company’s total cumulative shareholder return as compared to the return of the Standard and Poor’s 500 Index (“S & P 500”) and the NASDAQ Computer Manufacturers Index for the period of December 31, 2000 through December 31, 2005. The graph reflects the investment of $100 on December 31, 2000 in the Company’s stock, the S & P 500 and in a published industry peer group index.
      Total return also assumes reinvestment of dividends. The Company has never paid dividends on its common stock.
      Historical stock price performance should not be relied upon as indicative of future stock price performance.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG RADISYS CORPORATION, THE S & P 500 INDEX
AND THE NASDAQ COMPUTER MANUFACTURERS INDEX

*	$100 invested on 12/31/00 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return

	12/2000	12/2001	12/2002	12/2003	12/2004	12/2005

RADISYS CORPORATION	100.00	75.98	30.84	65.20	75.52	67.01

S & P 500	100.00	88.12	68.64	88.33	97.94	102.75

NASDAQ COMPUTER MANUFACTURERS	100.00	53.61	36.18	59.49	61.53	58.67

PROPOSAL 2:
RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP
AS THE COMPANY’S INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors has appointed KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006. During the 2005 fiscal year, KPMG LLP served as the Company’s independent auditors. Although the Company is not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If a majority of the votes cast on this matter are not cast in favor of the appointment of KPMG LLP, the Audit Committee will reconsider its appointment.
      Representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement, but will have the opportunity to make a statement if they wish.
Recommendation by the Board of Directors
      THE BOARD OF DIRECTORS RECOMMENDS THAT THE PROPOSED RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS BE APPROVED.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Ken J. Bradley, a nominee for election as a director, was Chief Executive Officer from January 2003 until January 2005 and, until May 2005, was a 15% shareholder of CoreSim, Inc., a privately held Canadian company specializing in advanced systems design analysis and product lifecycle management. During 2005, the Company purchased approximately $206,300 of design and engineering services from CoreSim, which exceeds 5% of CoreSim’s 2005 gross revenues. The Audit Committee of the Board of Directors has reviewed and approved the Company’s transactions with CoreSim.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      None.
SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of the reports received by the Company during and with respect to fiscal 2005 and on written representations of certain reporting persons, no director, executive officer or beneficial owner of more than 10% of the outstanding common stock of the Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.
HOUSEHOLDING OF MATERIALS
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request by writing or calling the Company at the following address or phone number: RadiSys Corporation, 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Investor Relations or by calling (503) 615-7797. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
      The Company’s bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders. A copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to 5445 NE Dawson Creek Drive, Hillsboro, Oregon, Attention: Corporate Secretary. The bylaws prescribe the information to be contained in any such notice. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Corporate Secretary not less than 50 days nor more than 75 days before the annual meeting, provided, however, that if less than 65 days’ notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder, to be timely, must be received by the Corporate Secretary not later than the close of business on the tenth day following the earlier of the day on which the notice of the date of the meeting was mailed or public disclosure was made. The Company’s 2007 annual meeting of shareholders is expected to be held on May 15, 2007. Any notice relating to a shareholder proposal for the 2007 annual meeting, to be timely, must be received by the Company between March 1, 2007 and March 26, 2007. Shareholders wishing to submit proposals in compliance with Rule 14a-8 of the Securities Exchange Act of 1934, for inclusion in the Company’s proxy statement for the 2007 annual meeting of shareholders must submit the proposals for receipt by the Company not later than December 7, 2006.
DISCRETIONARY AUTHORITY
      Although the Notice of the Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.
      For this year’s annual meeting of shareholders, if notice of a shareholder proposal to be raised at the annual meeting of shareholders is received at the principal executive offices of the Company before March 2, 2006 or after March 27, 2006, proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders. For the 2007 annual meeting of shareholders, if notice of a shareholder proposal to be raised at the meeting is received at the principal executive offices of the Company before March 1, 2007 or after March 26, 2007, proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders.
      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WE URGE SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors,

Julia A. Harper
Corporate Secretary
April 6, 2006
Hillsboro, Oregon

PROXY
RadiSys Corporation
Annual Meeting of Shareholders — May 16, 2006
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
     The undersigned hereby revokes all previous proxies and appoints Scott C. Grout and Julia A. Harper, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of RadiSys Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held May 16, 2006 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.
(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

WITHHELD
		FOR	FOR ALL
1.	Election of Directors Nominees:	☐	☐
01	C. Scott Gibson
02	Scott C. Grout
03	Ken J. Bradley
04	Richard J. Faubert
05	Dr. William W. Lattin
06	Kevin C. Melia
07	Carl W. Neun
08	Lorene K. Steffes

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

	FOR	AGAINST	ABSTAIN
ITEM 2—Proposal to ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent auditors	☐	☐	☐

WILL
ATTEND
I PLAN TO ATTEND THE MEETING	☐

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Dated:	, 2006

Signature

Signature if held jointly
Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name as a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

Signature	Signature	Date

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